                                                                    EXHIBIT 99.1

October 12, 2005

Jacksonville, Illinois

Contact:        Richard A. Foss         Diana S. Tone
                President and CEO       Chief Financial Officer
                (217)245-4111           (217)245-4111

             JACKSONVILLE BANCORP, INC. ANNOUNCES QUARTERLY EARNINGS

Jacksonville Bancorp, Inc. (NASDAQ Small Cap - JXSB) reported unaudited net income for the three months ended September 30, 2005, of $235,000, or $0.12 per share of common stock, basic and diluted, compared to net income of $250,000, or $0.13 per share of common stock, basic and diluted, for the three months ended September 30, 2004. The Company reported unaudited net income of $642,000, or $0.33 per share, basic, and $0.32 per share, diluted, for the nine months ended September 30, 2005, compared to net income of $674,000, or $0.35 per share, basic, and $0.34 per share, diluted, for the nine months ended September 30, 2004.

Net income decreased $15,000 during the three months ended September 30, 2005 as compared to the same period in 2004. The decrease is due to a decline of $136,000 in net interest income and an increase of $81,000 in other expenses, partially offset by an increase of $80,000 in other income, a decrease of $115,000 in the provision for loan losses, and a decrease of $7,000 in income taxes. The decrease in net interest income is the net effect of increases in interest income of $22,000 and interest expense of $158,000. The decrease in net interest income reflects the impact of the flat yield curve as short-term rates, which are used to price deposits, increased faster than longer-term rates, which are used when pricing loan products. Interest income on loans increased $160,000, primarily due to an $11.3 million increase in the average balance of the loan portfolio during the third quarter of 2005 compared to the same period of 2004. Interest income on investment and mortgage-backed securities decreased $144,000, primarily due to a $21.1 million decrease in the average balance of these investments. Proceeds from investment calls and principal payments have been used to fund recent loan growth, as well as reduced deposit volumes. Management's efforts to control interest costs has resulted in a $19.1 million decrease in the average balance of deposits during the third quarter of 2005 compared to the same period of 2004. The lower average balance of deposits was offset by a higher cost of 26 basis points resulting in a $37,000 increase in interest expense on deposits. Interest expense on borrowed funds increased $122,000 during the same period, as the average balance of borrowings increased $6.6 million during this same time frame. The Company has determined that in this interest rate environment, the cost of borrowings is lower than the cost to maintain deposits. This has resulted in the change in the composition of our liabilities to emphasize borrowings as a source of funds.

Other income increased $80,000 during the third quarter of 2005 primarily due to increases in service charges on deposits of $27,000, commission income of $27,000, and gains on loan sales of $16,000. Other expense increased $81,000 primarily due to increases of $28,000 in data processing expense, $26,000 in real estate owned expense, and $27,000 in other expenses. The decrease in the provision for loan losses reflects fewer nonperforming loans.

Net income decreased $31,000 during the nine months ended September 30, 2005 compared to the same period of 2004. The decrease in net income is due to a decrease in net interest income of $232,000 and an increase in other expense of $66,000, partially offset by an increase in other income of $58,000, a decrease of $205,000 in the provision for loan losses, and a decrease of $4,000 in income taxes. The decrease in net interest income during the first nine months of 2005 compared to the same period of 2004, is due to a decline of $112,000 in interest income and an increase of $120,000 in interest expense. Interest income on loans increased $203,000, primarily due to a $7.5 million growth in the average balance of the loan portfolio during the first nine months of 2005. The increased loan income was offset by a decrease of $335,000 in income on investment and mortgage-backed securities. Proceeds from investment calls and principal payments have been used to fund loan growth and reduced deposit volumes. Interest expense has been impacted by increases in the average cost of deposits and borrowings during this same time frame. The average cost of deposits has increased 13 basis points, which was offset by a $17.3 million decrease in the average balance of deposits. The average cost of borrowings has increased by 235 basis points and the average balance of borrowings has increased $3.4 million as advances from the FHLB have been used to supplement deposit declines.

The decrease in the provision for loan losses reflects a $937,000 reduction in nonperforming loans during the first nine months of 2005. The increase in other income is primarily due to increases in gains on loan sales of $41,000 and service charges on deposits of $19,000. The increase in other expense is mainly comprised of increases of $100,000 in real estate owned expense and $48,000 in data processing expense, partially offset by decreases of $78,000 in salaries and benefits expense and $48,000 in occupancy expense. The increase in real estate owned expense reflects the offsetting gains on the sale of real estate owned of $74,000 during the first nine months of 2004, compared to net losses of $14,000 during the same period of 2005. The decrease in salaries and benefits expense is primarily due to decreased accruals on expenses related to benefits. Occupancy expense has benefited from reduced building and equipment maintenance costs.

Total assets at September 30, 2005, increased to $256.1 million from $253.3 million at December 31, 2004. Total deposits at September 30, 2005 were $213.0 million, compared to $225.7 million at December 31, 2004. Total equity was $20.3 million and $20.7 million at September 30, 2005 and at December 31, 2004, respectively. At September 30, 2005, Jacksonville Savings Bank exceeded its applicable regulatory capital requirements with Tier 1 leverage, Tier 1 risk-based capital, and total risk-based capital ratios of 7.2%, 11.6%, and 12.8%, respectively.

Jacksonville Bancorp, Inc. is a federally chartered stock holding company incorporated on May 3, 2002. The Company is headquartered at 1211 West Morton Avenue, Jacksonville, Illinois. The Company's operations are limited to the ownership of Jacksonville Savings Bank, an Illinois chartered savings bank. Jacksonville Savings Bank operates six branch offices in Morgan, Macoupin, and Montgomery Counties in Illinois. All information at and for the periods ended September 30, 2005, has been derived from unaudited financial information.

This news release contains certain forward-looking statements within the meaning of the federal securities laws. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and experiences of the Company, are generally identified by use of the words "believe", "expect", "intend", "anticipate", "estimate", "project", or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in: interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposits flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.